Exhibit 10.10

PARTNERRE LTD.

AMENDED AND RESTATED EMPLOYEE EQUITY PLAN

Effective May 10, 2005

Section 1. PURPOSE

The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in their employ and to provide a means whereby those key employees and other persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain share ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between shareholders and these key employees. It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.

Section 2. DEFINITIONS

(a) “Award” means, individually or collectively, any award of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares or Restricted Share Units or any Performance Award.

(b) “Award Agreement” means a written agreement or instrument between the Company and a Participant setting forth the specific terms of an Award, which may, but need not, be executed by the Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall occur when (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d–3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s outstanding voting securities generally in the election of directors; (ii) at any time during a period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election, or nomination for election by the Company’s shareholders was on the recommendation or with the approval of at least two-thirds of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board at the beginning of such period; and provided further that, notwithstanding the foregoing, no such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a–11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board shall in any event be considered to be a director in office at the beginning of such period; (iii) any one “person”, or more than one “person” acting as a group (as determined under U.S. Treasury Regulation Section 1.409A-3(i)(f)(v)(B)), other than any Subsidiary, acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (as determined in good faith by the Board without regard to any liabilities associated with such assets) of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or ultimate parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent thereof, outstanding immediately after such Transaction.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f) “Committee” means such committee of the Board as the Board may appoint to administer the Plan.

(g) “Common Stock” or “Shares” means the authorized common shares, par value US$1.00 per share, of the Company.

(h) “Company” means PartnerRe Ltd.

(i) “Consultant” means any person, including any advisor, engaged by the Company or a Subsidiary to render consulting, advisory or other services and who is compensated for such services, other than a member of the Board.

(j) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k) “Disqualifying Disposition” means any disposition (including any sale) of Shares acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Shares by exercising the Incentive Stock Option.

(l) “Eligible Person” means an Employee or a Consultant, or, for the purpose of granting Substitute Awards, a holder of options or other equity based awards relating to the shares of a company acquired by the Company or with which the Company combines.

(m) “Employee” means a current or prospective common law employee of the Company or a Subsidiary.

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(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

(o) “Expiration Date” means the tenth anniversary of the Date of Grant.

(p) Save as otherwise defined in Section 7(c), “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ–NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(t) “Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan.

(u) “Performance Award” means an award, denominated in cash or Shares or any combination thereof, granted pursuant to Section 9 of the Plan and payable only upon the achievement of performance targets, as set forth in Section 9.

(v) “Plan” means the PartnerRe Ltd. 2005 Equity Compensation Plan, as amended from time to time.

(w) “Restricted Period” means, with respect to any Restricted Share or Restricted Share Unit, the period of time determined by the Committee during which such Restricted Share or Restricted Share Unit is subject to restrictions or forfeiture, as set forth in Section 8 and in the applicable Award Agreement.

(x) “Restricted Share” means a Common Share issued to a Participant pursuant to Section 8.

(y) “Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which Units represents a right to receive the value of a Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

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(z) “Subsidiary” means any corporation of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda, as amended.

(aa) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. DURATION

The Plan expires on the date of the annual meeting of shareholders in the year 2015, and no further Awards may be made after the expiration thereof. Notwithstanding the expiration of the Plan, the Plan provisions shall continue to govern outstanding Awards until all matters relating to the payment of Awards and administration of the Plan have been settled.

Section 4. ADMINISTRATION

The Committee shall have authority to administer the Plan, including, without limitation, the authority to:

(a) Select the Eligible Persons to participate in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Participant;

(c) Determine the time or times when Awards will be made;

(d) Determine the duration of each Restricted Period and the conditions to which the payment of Awards may be subject;

(e) Establish and adjudicate the performance goals and Awards consequent thereon for each Restricted Period;

(f) Accelerate the vesting of any outstanding Award, reduce the Restricted Period applicable to any Award and/or extend the period following termination of employment during which an Award may be exercised;

(g) Prescribe the form or forms of Award Agreements; and

(h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date and type of each Award, the number of Shares underlying each Award, and the duration of any applicable vesting period or Restricted Period.

All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

The Committee may delegate to the Chief Executive Officer of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the

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Exchange Act; provided, however, that any such delegation shall conform to the requirements of the New York Stock Exchange applicable to the Company, and Bermuda corporate law.

Section 5. ELIGIBILITY.

(a) General. Participation shall be limited to Eligible Persons who have received notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Substitute Awards may be granted to holders of options and other equity-based awards relating to the shares of a company acquired by the Company or with which the Company combines.

(b) Incentive Stock Option Limitation. Incentive Stock Options may be granted only to Employees.

Section 6. SHARES AVAILABLE FOR AWARDS.

(a) Subject to adjustment as provided below, the total number of Shares available for issuance to which Awards may be made under the Plan shall be 3,305,089 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 6(e), (i) no Participant may receive Options and stock appreciation rights under the Plan in any calendar year that relate to more than 500,000 Shares and (ii) of the 3,305,089 Shares, the maximum number of Shares with respect to which Awards may be made under Section 8 is 1,358,325. Awards may be made under Section 8 without regard to such limit if (x) the vesting conditions relating to such Awards are based upon Company or Subsidiary performance measures, (y) such Awards are made in satisfaction of Company obligations to employees that would otherwise be paid in cash or (z) such Awards are issued in connection with the exercise of an Option or other Award hereunder.

(b) If, after the effective date of the Plan, (i) any Shares covered by an Award (other than a Substitute Award), or to which such an Award relates, are terminated, forfeited, or cancelled, or (ii) such an Award otherwise terminates or is settled without the delivery of all the Shares underlying such Award (other than as a result of a Net-Settled Exercise (as defined below), cashless exercise of an Option or similar arrangement), then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, settlement or cancellation, shall again be, or shall become, available for issuance under the Plan, Shares becoming available for grant following any such forfeiture, termination, settlement or cancellation may be regranted as the same type of Award as the original Award, for purposes of the limits on Award types set forth in Section 6(a).

(c) Any Shares delivered pursuant to an Award shall consist of authorized and unissued Shares.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended

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to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 6(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

Section 7. OPTIONS.

(a) General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. The provisions of each Option shall be set forth in an Award Agreement, which agreements need not be identical, and each Option shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i) Term. Subject to Section 7(b)(ii) hereof in the case of certain Incentive Stock Options, no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(ii) Exercise Price. Except in the case of Substitute Awards, the exercise price per Share for each Option shall not be less than the Fair Market Value per Share at the time of grant. Except in connection with an action taken pursuant to Section 6(d), no Option shall be amended or replaced in any manner that would have the effect of reducing the exercise price of such Option established at the time of grant thereof.

(iii) Payment for Stock. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, or adequate provision made therefor, upon exercise of the Options (A) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check, (B) by surrender to or withheld by the Company of Shares which have a Fair Market Value equal to such aggregate exercise price and/or any taxes withheld with respect to such exercise and which satisfy such other requirements as the Committee may impose (including by Net-Settled Exercise, as defined below), (C) by delivering irrevocable trade instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price, (D) by any combination of (A), (B), or (C) above, or (E) by any other means approved by the Committee. Notwithstanding the above, should any taxes be withheld in accordance with Section 7(a)(iii)(B) in connection with a Net-Settled Exercise pursuant to Section 7(c), the Fair Market Value of Shares withheld to pay such taxes shall be calculated in accordance with Section 7(c).

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(iv) Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Award Agreement as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless the Committee shall establish another vesting schedule in accordance with the foregoing, Options shall vest and become exercisable in increments of 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the date of grant, provided that the foregoing restriction shall not apply to any Substitute Awards.

Notwithstanding the above, if a Participant ceases employment with the Company by reason of death or disability, (A) any Options (including any Share Appreciation Rights as described below) held by such Participant which are vested on the date of such termination shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date, and (B) any unvested Options (including any Share Appreciation Rights as described below) held by such Participant shall vest on the date of such termination and shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date.

In respect of French Participants only:

If a French Participant ceases employment with the Company by reason of:

(X) disability (permanent disability as defined as second and third class of disability as provided by article L341-4 of the French Social Security Code) – (i) any Options held by such Participant which are vested on the date of such termination shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date, and (ii) any unvested Options held by such Participant shall vest on the date of such termination and shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date. The Blocking Period (as defined in the applicable Award Agreement) shall be deemed to expire on the date of such termination.

(Y) death – (i) any Options held by such Participant which are vested on the date of such termination shall remain exercisable for six (6) months following the date of such termination, but in no event later than the Expiration Date, and (ii) any unvested Options held by such Participant shall vest on the date of such termination and shall remain exercisable for six (6) months following the date of such termination, but in no event later than the Expiration Date. The Blocking Period (as defined in the applicable Award Agreement) shall be deemed to expire on the date of such termination.

(b) Special Provisions Applicable to Incentive Stock Options.

(i) Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than one hundred

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percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted.

(ii) Ten Percent (10%) Shareholders. No Incentive Stock Option may be granted to an Employee who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (A) has an exercise price of at least 110 percent of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.

(iii) $100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iv) Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A Net-Settled Exercise (as defined below) of any Incentive Stock Option will result in a Disqualifying Disposition of all Shares underlying such Incentive Stock Option that are withheld pursuant to such Net-Settled Exercise.

(c) Net-Settled Exercise. Any Option granted hereunder may be exercised such that such Option is settled by delivery to the Participant of a number of Shares having a value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof (such exercise, a “Net-Settled Exercise” and the resulting net shares delivered to the Participant, the “Net Shares”). To effect a Net-Settled Exercise of any Option, the Participant must complete and return to the Company a notice of intent to exercise such Option through a Net-Settled Exercise (the “Net-Settlement Notice”). Once the Company receives the Net-Settlement Notice, the Net-Settled Exercise of any Option so indicated in such Net-Settlement Notice shall be deemed irrevocable and any Net Shares resulting from such Net-Settled Exercise shall be delivered to the Participant on the third business day following the day on which the Company receives the Net-Settlement Notice, with the number of Net Shares to be determined using the Fair Market Value of a Share on the day on which the Company receives the Net-Settlement Notice.

Notwithstanding as defined or as applicable anywhere else in this Plan, for the purposes of this Section 7(c) only, “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the average of the high and low sale prices reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average of the high and low sale prices reported on such date, or, if there is no

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such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(d) Share Appreciation Rights. Any Option granted hereunder may contain a provision requiring, or permitting the Participant to elect, that such Option be settled by delivery to the Participant of a number of Shares having a Fair Market Value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof. Any such Award containing such a provision may be denominated a “Share Appreciation Right”. If, and only if, such Share Appreciation Right is issued to a Participant who is not a United States taxpayer at the time of the grant of such Share Appreciation Right and the exercise thereof, the value of the Shares otherwise deliverable to the Participant upon such net share settlement of the Option may, solely at the Company’s discretion, be delivered in cash. For the avoidance of doubt, except in the case of Substitute Awards, the exercise price per Share for each such Share Appreciation Right shall not be less than the Fair Market Value per Share at the time of grant.

Section 8. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a) The Committee is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend, dividend equivalent or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the restrictions or vesting conditions applicable to an Award of Restricted Shares or Restricted Share Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, such time period (during which period such restrictions or vesting conditions may lapse ratably or on a “cliff” basis) shall consist of not less than 36 months, except that the foregoing restriction shall not apply to such Awards if they meet any of the conditions described in Section 6(a)(x), (y) or (z) or (ii) are Substitute Awards.

Notwithstanding the above, if a Participant ceases employment with the Company by reason of death or disability, any Restricted Share Units held by such Participant shall vest on the date of such termination.

(c) Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

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Section 9. PERFORMANCE BASED COMPENSATION

(a) The Committee is hereby authorized to grant Performance Awards to eligible Participants under this Section 9, if the Committee intends that any such Award should qualify as “qualified performance based compensation” for purposes of Section 162(m) of the Code. Each Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Underwriting Year Return on Equity, (iii) Financial Year Return on Common Equity, (iv) Organizational Objectives, (v) Earnings Per Share or (vi) Premium Growth. For any Award subject to any such pre-established formula, no more than $5,000,000, or if such Award is denominated in Shares, 800,000 Shares, can be paid or delivered in satisfaction of such Award to any Participant.

(b) For purposes of this Section, the following terms shall have the meanings set forth below:

(i) “Earnings Per Share” shall mean earnings per share calculated in accordance with Generally Accepted Accounting Principles.

(ii) “Financial Year Return On Common Equity” for a period shall mean net income less preferred share dividends divided by total beginning shareholders equity, less amounts, if any, attributable to preferred shares.

(iii) “Underwriting Year Return on Equity” for a period shall mean the present value of underwriting income divided by the business unit capitalization, plus the risk free rate plus any adjustments for taxation, cost of holding capital or prior year development.

(iv) “Return On Net Assets” for a period shall mean net income less preferred share dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(v) “Organizational Objectives” shall mean specific goals established by the Committee relating to operational, non-financial, performance of the Company.

(vi) “Premium Growth” shall mean either an absolute or relative premiums written target on either a gross or net basis.

(c) The Committee shall establish the performance formula for any Performance Award, and shall certify that the requisite performance has been achieved prior to payment thereof, in accordance with the requirements of Section 162(m) and the regulations promulgated thereunder. The Committee shall have the authority to reduce, but not to increase, the amount payable under a Performance Award upon achievement of the performance goals established therefor.

(d) Performance Awards may be paid in cash, Shares or any combination thereof.

Section 10. GENERAL

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(a) Adjustment of Performance Goals. The Committee may, during any Restricted Period, make such adjustments to performance goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Restricted Period in (i) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of performance goals used for the calculation of Awards, provided, however, that the Committee may not make any amendment to a Performance Award that is not permitted under Section 162(m) of the Code.

(b) Privileges of Share Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to any of the privileges of share ownership in respect of Shares subject to Awards granted hereunder until such Shares have been duly issued and the Participant has become the record owner thereof.

(c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required and to which the Company is subject. The Company shall use its reasonable efforts to cause the offer and sale of Shares reserved under the Plan to be registered under the U.S. Securities Act of 1933, as amended, on Form S–8 prior to the issuance of any Shares under the Plan.

(d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all applicable income, employment, social security or other taxes required by law to be withheld with respect to such Awards and, in the case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Shares, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Shares. Subject to such restrictions or limitations as the Committee may impose, the Company may accept or withhold Shares of equivalent Fair Market Value in payment of such withholding tax obligations.

(e) Claim to Awards and Employment Rights. Except as may be provided in any Award Agreement, no employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

(g) Designation and Change of Beneficiary. Each Participant may, in accordance with procedures to be established by the Committee, designate in writing one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to Awards granted hereunder, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new such designation. In the event of any issue or question arising in respect of any beneficiary designation, the Company shall be entitled to pay to the Participant’s estate any amounts owing to the Participant under the Plan or any Award.

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(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflicts of law thereof.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability. A Participant’s rights and interest under the Plan or under any Award, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated beneficiary to the extent permitted by the Committee, or in the absence of such designation, by will or the laws of descent and distribution. Options shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, Awards may be transferable, to the extent provided in the respective Award Agreement, to any person or entity who would be considered a “family member” of the Participant for purposes of Form S-8 under the U.S. Securities Act of 1933, as amended.

(l) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as may otherwise be specifically provided.

(m) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(n) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(o) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Section 11. EFFECT OF CHANGE IN CONTROL

Amended and Restated Employee Equity Plan February 2011

(a) In the event of a Change in Control, notwithstanding any vesting schedule established by the Committee (i) with respect to an Award of Restricted Shares or Restricted Share Units, the Restricted Period shall expire immediately with respect to the maximum number of Restricted Shares or Restricted Share Units subject to such Award, with effect from the day preceding the date of such change, (ii) all outstanding Options shall immediately vest and become exercisable and (iii) all outstanding Performance Awards shall be paid as if the performance goals established in connection therewith were fully achieved, except to the extent expressly set forth in the applicable Award Agreement.

(b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 12. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements providing for the grant of share options, and such arrangements may be either applicable generally or only in specific cases.

Section 13. AMENDMENTS AND TERMINATION

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with the requirements of the New York Stock Exchange or applicable law, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any Participant or holder or beneficiary under any Award theretofore granted under the Plan without the consent of the affected Participant, holder or beneficiary.

(c) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

Amended and Restated Employee Equity Plan February 2011

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 14. SECTION 409A OF THE CODE

With respect to any Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. For the avoidance of doubt, nothing in the Plan is intended to guarantee that the Participants will not be subjected to the payment of “additional tax” or interest under Section 409A, and nothing in the Plan permits the Participants to seek or obtain such indemnification from the Company for any such “additional tax” or interest.

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